Exhibit (c)(11)

              AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

               AMENDMENT NO. 2 dated as of January 13, 1998 to the Agreement and Plan of Merger dated as of December 10, 1997 as amended by Amendment No. 1 dated as of December 15, 1997 (the "Agreement") among TriMas Corporation, a Delaware corporation (the "Company"), MascoTech, Inc., a Delaware corporation ("Buyer"), and MascoTech Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub").

               WHEREAS, the parties hereto desire to amend the Agreement as set forth below to effectuate the transfer of the Shares owned by Buyer to Merger Sub.

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1.01. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

               Section 1.02. Amendment of Section 5.01 of the Agreement. The last sentence of Section 5.01 of the Agreement is hereby replaced and amended in its entirety to read in full as follows:

                  Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby and except that it is contemplated that immediately prior to the Effective Time, NI Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("NI Industries"), shall be merged with and into Merger Sub in accordance with the Delaware Law, whereupon the separate existence of NI Industries shall cease, and Merger Sub shall be the surviving corporation.

               Section 1.03.  Amendment of Section 11.12 of the Agreement.
Section 11.12 of the Agreement shall be amended to include NI Industries as a term defined in Section 5.01 of the Agreement.

               Section 1.04. Representations of Each Party. Each party represents and warrants that (i) the execution, delivery and performance of this Amendment by such party have been duly authorized by all necessary corporate action (including, in the case of the Company, the approval of the Company Special Committee) and (ii) this Amendment constitutes a valid and binding agreement of such party.

               Section 1.05. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware.

               Section 1.06. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed by their respective authorized officers as of the day and year first above written.


                                   TRIMAS CORPORATION



                                   By: /s/ Peter C. DeChants
                                       ----------------------------------
                                       Name: Peter C. DeChants
                                       Title: Vice President - Treasurer


                                   MASCOTECH, INC.



                                   By: /s/ Timothy Wadhams
                                       ----------------------------------
                                       Name: Timothy Wadhams
                                       Title: Vice President


                                   MASCOTECH ACQUISITION, INC.



                                   By: /s/ Timothy Wadhams
                                       ----------------------------------
                                       Name: Timothy Wadhams
                                       Title: Vice President and Treasurer